Exhibit 10.11B

Amendment to
CONSULTING AGREEMENT
By and Between
Avalon Pharmaceuticals, Inc. and William A. Scott, Ph.D.

          The parties hereby agree this     24th    day of     November    , 2004 to amend the Consulting Agreement By and Between Avalon Pharmaceuticals, Inc. (“Company” or “the Company”) and William A. Scott, Ph.D. (“Consultant” or “the Consultant”) as set forth herein.

          For purposes of this amendment, the “Consulting Agreement” shall refer to the Consulting Agreement between the parties dated August 4, 2004 (including, without limitation, all Exhibits to that Consulting Agreement).

          The “Amendment” shall refer to this “Amendment to Consulting Agreement By and Between Avalon Pharmaceuticals, Inc. and William A. Scott, Ph.D.”

1)       Services as a Member of Company Scientific Advisory Board.

          In addition to the consulting services set forth in Section 2.1 and Exhibit A of the Consulting Agreement, Consultant agrees to serve as a member of Company’s Scientific Advisory Board throughout the effective period of this Amendment (including, without limitation, any renewals). Consultant further agrees to allow the Company to use Consultant’s name in scientific, marketing and financing activities.

2)       Compensation.

          In addition to the compensation set forth in Section 3 of the Consulting Agreement, the Company hereby agrees to provide to Consultant the compensation set forth below in this Section 2 in consideration for Consultant’s services as a member of Company’s Scientific Advisory Board. Consultant agrees that the compensation provided for in this Section 2 constitutes Consultant’s full and exclusive consideration and compensation for all services to be performed by Consultant in his capacity as a member of Company’s Scientific Advisory Board.

          Company will pay Consultant the following for his services on Company’s Scientific Advisory Board:

(a) a $2,500 fee for each meeting of the Scientific Advisory Board which the Consultant attends in person, at Company’s offices or at such other location as Company may reasonably designate; and

(b) 4,000 non-qualified stock options annually, for each year in which Consultant serves as a member of Company’s Scientific Advisory Board, at the market price as determined by the Board of Directors as of the time the President and CEO decides that the Consultant has met the requirements of Section 1 above.

Amendment to Consulting Agreement
Avalon and William A. Scott, Ph.D.

          For the 2004 calendar year, the amount of non-qualified stock options to be granted to Consultant will be calculated on a pro rata basis for each day of the year on which this Amendment is in effect (i.e., the number of days in 2004 which this Amendment is in effect ÷ 365 days x 4,000). Any fractions will be rounded off to the nearest whole number.

          In any future year in which this Amendment is in effect, should the Amendment be terminated (by either party or both) prior to the end of the calendar year, then the number of nonqualified stock options due Consultant will similarly be determined on a pro rata basis as set forth above, i.e., the number of days in the year on which this Amendment was in effect ÷ 365 days x 4,000.

3)       Termination of Scientific Advisory Board Membership.

          This Amendment shall continue in effect through December 31, 2004. It shall automatically renew each January 1 thereafter for a one-year period, unless terminated pursuant to the provisions of this Section 3.

          Either party shall have the right to terminate this Amendment upon 7 days prior written notice. In the event of such termination, Consultant shall be entitled only to the compensation owing to him under Section 2 of this Amendment at the time termination occurred. Any compensation for a partial year served will be determined on a pro rata basis using the formula described in Section 2 above. Any termination of this Amendment shall also constitute termination of Consultant’s service as a member of Company’s Scientific Advisory Board.

          Termination of this Amendment will not affect the parties’ rights and obligations under the Consulting Agreement (In other words, the Consulting Agreement will continue in effect even if the Consultant’s service as a member of the Scientific Advisory Board is terminated, until and unless the Consulting Agreement is separately terminated in accordance with the provisions of Section 5 of the Consulting Agreement).

          The provisions of Sections 3, 4, 5, 6 and 7 of this Amendment shall survive its termination.

4)       Incorporation of Consulting Agreement.

          All provisions of the Consulting Agreement (including, without limitation, the Exhibits to the Consulting Agreement) shall continue in full force and effect and shall apply with full force and effect to this Amendment except where expressly superseded herein. The Consulting Agreement is hereby incorporated by reference into this Amendment as if fully set forth herein.

5)       Headings.

          This Amendment contains headings only for convenience, which headings do not form part, and shall not be used in construction, of this Amendment.

Amendment to Consulting Agreement
 Avalon and William A. Scott, Ph.D.

6)       Effective Date of Amendment.

          This Amendment shall become effective immediately upon its signing by both parties.

Agreed:

	COMPANY	CONSULTANT

By:	/s/ Kenneth C. Carter, Ph.D.	/s/ William A. Scott, Ph.D.

	Kenneth C. Carter, Ph.D. President & CEO	William A. Scott, Ph.D.